UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 2, 2013

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach, Florida	32963
(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

New York Stock Exchange

On August 5, 2013, ARMOUR Residential REIT, Inc. (the “Company”) received a letter from the New York Stock Exchange (“NYSE”) notifying the Company that it is deficient in meeting Section 303A.01 of the NYSE Listed Company Manual, which requires a majority of independent directors on the board of directors. The Company is deficient in meeting this standard as a result of Jordan Zimmerman's resignation as a director of the Company, effective August 2, 2013. If the Company is not able to cure this deficiency by August 12, 2013, it will be deemed non-compliant and a below compliance (“BC”) indicator will be disseminated as an extension of the Company's trading symbols on August 14, 2013. The Company's common stock and preferred stock are traded on the NYSE.

NYSE MKT LLC

On August 6, 2013, the NYSE MKT LLC (the “NYSE MKT”) issued a warning letter (the “Letter”) to the Company notifying the Company that it is not in compliance with certain of the NYSE MKT's continued listing standards as set forth in the NYSE MKT Company Guide (the “Company Guide”). Specifically, as a result of the resignation of one of the Company's independent directors, Mr. Zimmerman, the Company is not in compliance with Section 802(a) of the Company Guide in that a majority of the directors on its board of directors are not independent. The Company's warrants are traded on the NYSE MKT.

According to Section 802(b) of the Company Guide, and as set forth in the Letter, the Company will have until the earlier of its next annual stockholders' meeting or one year from the occurrence of the event that caused the failure to comply with Section 802(a) of the Company Guide to regain compliance.

The Letter provides that such letter constitutes a warning issued to the Company pursuant to Section 1009(a)(i) of the Company Guide and notice of failure to satisfy a continued listing standard. A below compliance (“BC”) indicator will be disseminated as an extension of the Company's trading symbol.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On August 2, 2013, Jordan Zimmerman resigned from his positions as a director and member of the Nominating and Corporate Governance Committee of the Company, effective immediately. Mr. Zimmerman had no disagreements with the Company on any matter relating to the Company’s operations, policies, or practices.

The Nominating and Corporate Governance Committee is in the process of identifying, evaluating and recommending independent candidates to fill the vacancy on the Board of Directors caused by Mr. Zimmerman's resignation.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2013

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name:	James R. Mountain
Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated August 7, 2013.